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                                                                    Exhibit 12.2

                                     NSTAR
               Computation of Ratio of Earnings to Fixed Charges
                   and Preferred Stock Dividend Requirements
                      Twelve Months Ended March 31, 2000
                                (in thousands)

Net income from continuing operations                $164,000

Income taxes                                           73,430

Fixed charges                                         169,831
                                                     --------
   Total                                             $407,261
                                                     ========

Interest expense                                     $152,831
Interest component of rentals                          17,000
                                                     --------

   Subtotal                                           169,831
                                                     --------

Preferred stock dividend requirements                   8,629
                                                     --------

   Total                                             $178,460
                                                     ========

Ratio of earnings to fixed charges and
preferred stock dividend requirements                    2.28
                                                     ========